UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2013

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 269-8175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 15, 2013, Healthcare Realty Trust Incorporated (the “Company”) issued a press release announcing the commencement of an underwritten public offering of 3,000,000 shares of its common stock. J.P. Morgan is acting as sole book-running manager for the offering. The net proceeds from this offering will be used for the acquisition of healthcare facilities, the repayment of outstanding borrowings under the company’s unsecured credit facility, and other general corporate purposes. As of June 30, 2013, there was $230.0 million outstanding on the Company’s unsecured credit facility, which includes the prepayment on June 28, 2013 of mortgage indebtedness to Teachers Insurance and Annuity Association of America in the amount of $94.3 million, which had a coupon rate of 7.25%. An affiliate of J.P. Morgan is a lender under the credit facility and therefore will receive a portion of the net proceeds from the offering used to repay outstanding amounts on the credit facility. The Company’s press release announcing the offering is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

99.1	Company press release announcing the offering of 3,000,000 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED

By:	/s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer

Date: July 15, 2013